UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2005

Cooper Industries, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	1-31330	98-0355628
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Travis, Suite 5800, Houston, Texas		77002-1001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-209-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2005, Cooper Industries and other parties involved in the resolution of the Federal-Mogul Corporation bankruptcy proceeding reached an agreement regarding Cooper’s participation in Federal-Mogul’s 524(g) asbestos claimants’ trust. By participating in this trust, Cooper will resolve its liability for asbestos claims arising from Cooper’s former Abex products business. The proposed settlement agreement is subject to court approval, approval of 75% of the current Abex asbestos claimants and certain other approvals. The settlement will resolve more than 38,000 pending Abex claims. Future claims will be resolved through the bankruptcy trust, and Cooper will be protected against future claims by an injunction to be issued by the bankruptcy court upon plan confirmation.

Key terms and conditions of the settlement, including the identity of the parties to the agreement, are described in the Company’s press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Company press release dated December 19, 2005 titled "Cooper Industries Reaches Agreement To Resolve Abex Asbestos Liabilities Through Federal-Mogul Bankruptcy Trust."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries, Ltd.

December 19, 2005	By:	/s/ Diane K. Schumacher

Name: Diane K. Schumacher
Title: Senior Vice President, General Counsel and Chief Compliance Officer

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Exhibit Index

Exhibit No.	Description

99.1	Company press release dated December 19, 2005 titled "Cooper Industries Reaches Agreement to Resolve Abex Asbestos Liabilities Through Federal-Mogul Bankruptcy Trust."